UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2018 (January 30, 2018)

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (615) 255-0068

Not Applicable
____________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 30, 2018, Cumberland announced a new publication in Leukemia & Lymphoma, with study results showing that amifostine decreases gastro-intestinal (GI) toxicity in patients who receive treatment for their multiple myeloma. Cumberland markets branded amifostine in the U.S. under the name Ethyol®.

The investigator study, led by Ehsan Malek, MD at Case Western Reserve University, assessed multiple myeloma patients receiving high dose melphalan followed by auto-HTC. It consisted of patients at University Hospitals Seidman Cancer Center in Cleveland, OH and the MD Anderson Cancer Center in Houston, TX. It evaluated the effect amifostine has on this method of treatment.

Amifostine is used to reduce the side effects of certain chemotherapy agents and radiation treatment. It is known as a cytoprotective agent, protecting the body from some of the potentially serious side effects of treatment.

A copy of the press release is furnished as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

February 2, 2018	By: Michael Bonner

Name: Michael Bonner
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 30, 2018